Exhibit 99.2

BOISE INC. AND BZ INTERMEDIATE HOLDINGS LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013, and December 31, 2012

Table of Contents

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements	1
	Boise Inc. and Subsidiaries Consolidated Financial Statements	1
	BZ Intermediate Holdings LLC Consolidated Financial Statements	6
	Condensed Notes to Unaudited Quarterly Consolidated Financial Statements	11
	1. Nature of Operations and Basis of Presentation	11
	2. Restructuring Costs	12
	3. Net Income Per Common Share	13
	4. Income Taxes	13
	5. Goodwill and Intangible Assets	14
	6. Debt	14
	7. Financial Instruments	15
	8. Retirement and Benefit Plans	17
	9. Share-Based Compensation	17
	10. Stockholders’ Equity	19
	11. Inventories	21
	12. Property and Equipment	22
	13. Leases	22
	14. Concentrations of Risk	22
	15. Transactions With Related Party	23
	16. Segment Information	23
	17. New and Recently Adopted Accounting Standards	25
	18. Commitments, Guarantees, Indemnifications, and Legal Proceedings	26
	19. Subsequent Event—PCA Merger	26
	20. Consolidating Guarantor and Nonguarantor Financial Information	26

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

Boise Inc.

Consolidated Statements of Operations

(unaudited, dollars and shares in thousands, except per-share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Sales
Trade	$633,102	$631,054	$1,829,244	$1,883,167
Related party	18,126	14,131	50,666	44,704

	651,228	645,185	1,879,910	1,927,871

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	508,295	502,848	1,500,253	1,512,490
Fiber costs from related party	5,009	5,266	16,474	14,678
Depreciation, amortization, and depletion	43,541	37,540	130,860	112,399
Selling and distribution expenses	30,075	30,015	92,688	91,225
General and administrative expenses	18,355	19,213	56,971	59,256
Restructuring costs	2,944	27,448	12,418	27,448
Other expense, net	1,779	1,509	3,577	1,590

	609,998	623,839	1,813,241	1,819,086

Income from operations	41,230	21,346	66,669	108,785

Foreign exchange gain (loss)	(225)	296	(981)	555
Interest expense, net	(15,352)	(15,455)	(46,193)	(46,155)

	(15,577)	(15,159)	(47,174)	(45,600)

Income before income taxes	25,653	6,187	19,495	63,185
Income tax provision	(7,820)	(2,584)	(5,095)	(24,582)

Net income	$17,833	$3,603	$14,400	$38,603

Weighted average common shares outstanding:
Basic	100,561	100,144	100,445	99,772
Diluted	101,107	101,030	100,937	101,131

Net income per common share:
Basic	$0.18	$0.04	$0.14	$0.39
Diluted	$0.18	$0.04	$0.14	$0.38

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Statements of Comprehensive Income

(unaudited, dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Net income	$17,833	$3,603	$14,400	$38,603
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment, net of tax of $29, $0, $0, and $0, respectively	1,010	970	587	(482)
Cash flow hedges:
Change in fair value, net of tax of $69, $1,125, $436, and $650, respectively	111	1,794	698	1,038
(Gain) loss included in net income, net of tax of ($28), $150, ($26), and $1,041, respectively	(44)	239	(41)	1,660
Amortization of actuarial loss and prior service cost for defined benefit pension plans, net of tax of $886, $942, $2,556, and $2,954, respectively	1,424	1,505	4,089	4,715
Other, net of tax of ($15), ($3), ($44), and ($9), respectively	(24)	(5)	(72)	(15)

	2,477	4,503	5,261	6,916

Comprehensive income	$20,310	$8,106	$19,661	$45,519

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Balance Sheets

(unaudited, dollars in thousands)

	September 30, 2013	December 31, 2012
ASSETS

Current
Cash and cash equivalents	$117,627	$49,707
Receivables
Trade, less allowances of $2,330 and $1,382	266,648	240,459
Other	9,814	8,267
Inventories	278,168	294,484
Deferred income taxes	12,052	17,955
Prepaid and other	16,211	8,828

	700,520	619,700

Property
Property and equipment, net	1,207,266	1,223,001
Fiber farms	26,565	24,311

	1,233,831	1,247,312

Deferred financing costs	23,208	26,677
Goodwill	160,244	160,130
Intangible assets, net	139,881	147,564
Other assets	6,978	7,029

Total assets	$2,264,662	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Balance Sheets (continued)

(unaudited, dollars and shares in thousands, except per-share data)

	September 30, 2013	December 31, 2012
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Current portion of long-term debt	$20,000	$10,000
Accounts payable	203,469	185,078
Accrued liabilities
Compensation and benefits	70,598	70,950
Interest payable	23,257	10,516
Other	26,096	20,528

	343,420	297,072

Debt
Long-term debt, less current portion	755,000	770,000

Other
Deferred income taxes	196,885	198,370
Compensation and benefits	115,925	121,682
Other long-term liabilities	75,360	73,102

	388,170	393,154

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock, $0.0001 par value per share: 1,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value per share: 250,000 shares authorized; 100,882 and 100,503 shares issued and outstanding	12	12
Treasury stock, 21,151 shares held	(121,423)	(121,423)
Additional paid-in capital	879,019	868,840
Accumulated other comprehensive income (loss)	(96,043)	(101,304)
Retained earnings	116,507	102,061

Total stockholders’ equity	778,072	748,186

Total liabilities and stockholders’ equity	$2,264,662	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Statements of Cash Flows

(unaudited, dollars in thousands)

	Nine Months Ended September 30
	2013	2012
Cash provided by (used for) operations
Net income	$14,400	$38,603
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	134,619	115,919
Share-based compensation expense	4,853	4,356
Pension expense	4,765	8,906
Deferred income tax provision	(10,582)	20,757
Restructuring costs	11,486	28,371
Other	2,325	825
Decrease (increase) in working capital
Receivables	(22,424)	(30,182)
Inventories	13,197	(15,839)
Prepaid expenses	(503)	(3,596)
Accounts payable and accrued liabilities	27,559	20,928
Increase in income tax liabilities	8,738	1,591
Pension payments	(5,133)	(27,240)
Other	676	1,875

Cash provided by operations	183,976	165,274

Cash provided by (used for) investment
Expenditures for property and equipment	(116,720)	(82,293)
Other	631	1,148

Cash used for investment	(116,089)	(81,145)

Cash provided by (used for) financing
Payments of long-term debt	(5,000)	(25,000)
Payments of special dividend	—	(47,486)
Other	5,033	(6,263)

Cash provided by (used for) financing	33	(78,749)

Increase in cash and cash equivalents	67,920	5,380
Balance at beginning of the period	49,707	96,996

Balance at end of the period	$117,627	$102,376

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Operations

(unaudited, dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Sales
Trade	$633,102	$631,054	$1,829,244	$1,883,167
Related party	18,126	14,131	50,666	44,704

	651,228	645,185	1,879,910	1,927,871

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	508,295	502,848	1,500,253	1,512,490
Fiber costs from related party	5,009	5,266	16,474	14,678
Depreciation, amortization, and depletion	43,541	37,540	130,860	112,399
Selling and distribution expenses	30,075	30,015	92,688	91,225
General and administrative expenses	18,355	19,213	56,971	59,256
Restructuring costs	2,944	27,448	12,418	27,448
Other expense, net	1,779	1,509	3,577	1,590

	609,998	623,839	1,813,241	1,819,086

Income from operations	41,230	21,346	66,669	108,785

Foreign exchange gain (loss)	(225)	296	(981)	555
Interest expense, net	(15,352)	(15,455)	(46,193)	(46,155)

	(15,577)	(15,159)	(47,174)	(45,600)

Income before income taxes	25,653	6,187	19,495	63,185
Income tax provision	(7,820)	(2,584)	(5,095)	(24,582)

Net income	$17,833	$3,603	$14,400	$38,603

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Comprehensive Income

(unaudited, dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Net income	$17,833	$3,603	$14,400	$38,603
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment, net of tax of $29, $0, $0, and $0, respectively	1,010	970	587	(482)
Cash flow hedges:
Change in fair value, net of tax of $69, $1,125, $436, and $650, respectively	111	1,794	698	1,038
(Gain) loss included in net income, net of tax of ($28), $150, ($26), and $1,041, respectively	(44)	239	(41)	1,660
Amortization of actuarial loss and prior service cost for defined benefit pension plans, net of tax of $886, $942, $2,556, and $2,954, respectively	1,424	1,505	4,089	4,715
Other, net of tax of ($15), ($3), ($44), and ($9), respectively	(24)	(5)	(72)	(15)

	2,477	4,503	5,261	6,916

Comprehensive income	$20,310	$8,106	$19,661	$45,519

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Balance Sheets

(unaudited, dollars in thousands)

	September 30, 2013	December 31, 2012
ASSETS

Current
Cash and cash equivalents	$117,627	$49,707
Receivables
Trade, less allowances of $2,330 and $1,382	266,648	240,459
Other	9,814	8,267
Inventories	278,168	294,484
Deferred income taxes	13,978	17,955
Prepaid and other	16,211	8,828

	702,446	619,700

Property
Property and equipment, net	1,207,266	1,223,001
Fiber farms	26,565	24,311

	1,233,831	1,247,312

Deferred financing costs	23,208	26,677
Goodwill	160,244	160,130
Intangible assets, net	139,881	147,564
Other assets	6,978	7,029

Total assets	$2,266,588	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Balance Sheets (continued)

(unaudited, dollars in thousands)

	September 30, 2013	December 31, 2012
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$20,000	$10,000
Accounts payable	203,469	185,078
Accrued liabilities
Compensation and benefits	70,598	70,950
Interest payable	23,257	10,516
Other	26,096	20,528

	343,420	297,072

Debt
Long-term debt, less current portion	755,000	770,000

Other
Deferred income taxes	190,263	189,823
Compensation and benefits	115,925	121,682
Other long-term liabilities	75,411	73,152

	381,599	384,657

Commitments and contingent liabilities

Capital
Business unit equity	882,612	857,987
Accumulated other comprehensive income (loss)	(96,043)	(101,304)

	786,569	756,683

Total liabilities and capital	$2,266,588	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Cash Flows

(unaudited, dollars in thousands)

	Nine Months Ended September 30
	2013	2012
Cash provided by (used for) operations
Net income	$14,400	$38,603
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	134,619	115,919
Share-based compensation expense	4,853	4,356
Pension expense	4,765	8,906
Deferred income tax provision	(10,582)	20,757
Restructuring costs	11,486	28,371
Other	2,325	825
Decrease (increase) in working capital
Receivables	(22,424)	(30,182)
Inventories	13,197	(15,839)
Prepaid expenses	(503)	(3,596)
Accounts payable and accrued liabilities	27,559	20,928
Increase in income tax liabilities	8,738	1,591
Pension payments	(5,133)	(27,240)
Other	676	1,875

Cash provided by operations	183,976	165,274

Cash provided by (used for) investment
Expenditures for property and equipment	(116,720)	(82,293)
Other	631	1,148

Cash used for investment	(116,089)	(81,145)

Cash provided by (used for) financing
Payments of long-term debt	(5,000)	(25,000)
Payments (to) from Boise Inc., net	5,077	(52,585)
Other	(44)	(1,164)

Cash provided by (used for) financing	33	(78,749)

Increase in cash and cash equivalents	67,920	5,380
Balance at beginning of the period	49,707	96,996

Balance at end of the period	$117,627	$102,376

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Condensed Notes to Unaudited Quarterly Consolidated Financial Statements

1.	Nature of Operations and Basis of Presentation

Boise Inc. is a large, diverse manufacturer and seller of packaging and paper products. Our operations began in February 2008. We are headquartered in Boise, Idaho, and we operate largely in the United States but also have operations in Europe, Mexico, and Canada. We manufacture and sell corrugated containers and sheets, protective packaging products and papers associated with packaging, such as label and release papers, and newsprint. We manufacture linerboard, which when combined with corrugating medium is used in the manufacture of corrugated sheets and containers. The term containerboard is used to describe linerboard, corrugating medium, or a combination of the two. We also manufacture communication papers such as office papers, commercial printing papers, envelopes, and forms.

Our organizational structure is noted below:

See Note 16, Segment Information, for additional information about our three reportable segments, Packaging, Paper, and Corporate and Other (support services).

The unaudited quarterly consolidated financial statements included herein are those of the following:

•	Boise Inc. and its wholly owned subsidiaries, including BZ Intermediate Holdings LLC (BZ Intermediate).

•	BZ Intermediate and its wholly owned subsidiaries, including Boise Paper Holdings, L.L.C. (Boise Paper Holdings).

In these unaudited quarterly consolidated financial statements, unless the context indicates otherwise, the terms “the Company,” “we,” “us,” “our,” or “Boise” refer to Boise Inc. and its consolidated subsidiaries, including BZ Intermediate. There are no significant differences between the results of operations, financial condition, and cash flows of Boise Inc. and those of BZ Intermediate other than income taxes and common stock activity. Some amounts in prior periods’ consolidated financial statements have been reclassified to conform with the current period’s presentation, none of which were considered material.

The quarterly consolidated financial statements presented have not been audited by an independent registered public accounting firm but, in the opinion of management, include all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the results for the periods presented. The preparation of the consolidated financial statements involves the use of estimates and accruals. Actual results may vary from those estimates. Quarterly results are not necessarily indicative of results that may be expected for the full year. These condensed notes to unaudited quarterly consolidated financial statements should be read in conjunction with our 2012 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other reports we file with the Securities and Exchange Commission (SEC).

2.	Restructuring Costs

2013 Restructuring Costs

In May 2013, we announced our decision to shut down two paper machines and an off-machine coater at our mill in International Falls, Minnesota. These closures, which occurred in October 2013, reduced our annual uncoated freesheet capacity by approximately 115,000 tons, or 9%. These closures resulted in the loss of approximately 300 jobs. During the three and nine months ended September 30, 2013, we recorded $2.9 million and $16.2 million of pretax restructuring costs of which $1.3 million and $13.6 million, respectively, was recorded in our Paper segment and related primarily to this decision. We recorded $1.6 million and $2.6 million of costs in our Packaging segment, during the three and nine months ended September 30, 2013, related to restructuring activities in connection with our announced project to convert a machine at our DeRidder, Louisiana, mill to produce lightweight linerboard and corrugating medium. In addition to the amounts recorded in “Restructuring costs” on our Consolidated Statements of Operations, we recorded $4.0 million of other restructuring costs that related primarily to inventory write-downs in “Materials, labor, and other operating expenses (excluding depreciation)” during the nine months ended September 30, 2013.

During the three and nine months ended September 30, 2013, we recognized $4.4 million and $15.2 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota.

An analysis of the restructuring costs for the three and nine months ended September 30, 2013, is as follows (in thousands):

	Three Months			Nine Months
	Noncash	Cash (a)	Total Costs	Noncash	Cash (a)	Total Costs
Employee-related and other costs	$—	$526	$526	$—	$7,548	$7,548
Inventory write-down	—	—	—	3,960	—	3,960
Asset write-down	2,418	—	2,418	4,434	—	4,434
Pension curtailment loss	—	—	—	271	—	271

	$2,418	$526	$2,944	$8,665	$7,548	$16,213

(a)	These costs were recorded in “Accrued liabilities, Compensation and benefits” on our Consolidated Balance Sheet.

2012 Restructuring Costs

In December 2012, we ceased paper production on our one remaining paper machine at our St. Helens, Oregon, paper mill. This reduced our annual uncoated freesheet capacity by almost 60,000 tons and resulted in the loss of approximately 100 jobs, primarily at the mill. During the three and nine months ended September 30, 2012, St. Helens sales were $17.5 million and $35.6 million, respectively. The St. Helens operations had an insignificant impact on income during those periods. Accrued severance costs at January 1, 2013, were approximately $5.1 million, and we have paid all but an insignificant amount as of September 30, 2013. For more information, see Note 3, St. Helens Charges, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

3.	Net Income Per Common Share

Net income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Net income per common share is not applicable to BZ Intermediate because it does not have common shares. Boise Inc.’s basic and diluted net income per share is calculated as follows (dollars and shares in thousands, except per-share data):

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Net income	$17,833	$3,603	$14,400	$38,603
Weighted average number of common shares for basic net income per common share	100,561	100,144	100,445	99,772
Incremental effect of dilutive common stock equivalents (a):
Restricted stock and restricted stock units	335	650	310	1,123
RONOA performance awards	111	233	146	235
Total Stockholder Return (TSR) market-condition awards	24	—	8	—
Stock options	76	3	28	1

Weighted average number of common shares for diluted net income per common share	101,107	101,030	100,937	101,131

Net income per common share:
Basic	$0.18	$0.04	$0.14	$0.39

Diluted	$0.18	$0.04	$0.14	$0.38

(a)	During both the three and nine months ended September 30, 2013, we excluded a weighted average 0.3 million potentially dilutive shares, respectively, from the diluted net income per share calculation as they would have been antidilutive or were out-of-the-money. During the three and nine months ended September 30, 2012, we excluded 0.8 million and 0.3 million potentially dilutive shares, respectively, as they would have been antidilutive or were out-of-the-money.

4.	Income Taxes

For the three and nine months ended September 30, 2013, we recorded $7.8 million and $5.1 million of income tax expense and had an effective tax rate of 30.5% and 26.1%, respectively. During the three and nine months ended September 30, 2013, the primary reason for the difference from the federal statutory income tax rate of 35% was the effect of discrete items and state taxes.

For the three and nine months ended September 30, 2012, we recorded $2.6 million and $24.6 million of income tax expense and had an effective tax rate of 41.8% and 38.9%, respectively. During the three and nine months ended September 30, 2012, the primary reason for the difference from the federal statutory income tax rate of 35% was the effect of state taxes.

Uncertain Income Tax Positions

We recognize tax liabilities and adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available or as new uncertainties occur. We recognize interest and penalties related to uncertain tax positions as income tax expense in the Consolidated Statements of Operations. For the three and nine months ended September 30, 2013, we recorded $0.3 million and $0.4 million of interest expense and penalties relating to uncertain tax positions, respectively. For the three and nine months ended September 30, 2012, interest and penalties relating to uncertain tax positions were nominal. During the three and nine months ended September 30, 2013, there were no significant changes to our uncertain tax positions. For more information, see Note 6, Income Taxes, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

As of September 30, 2013, we had not recognized U.S. deferred income taxes on our cumulative total of undistributed earnings for non-U.S. subsidiaries. Determining the unrecognized deferred tax liability related to investments in these non-U.S. subsidiaries that are indefinitely reinvested is not practicable. We currently intend to indefinitely reinvest those earnings in operations outside the United States.

During the nine months ended September 30, 2013, cash paid for taxes, net of refunds received, was $0.3 million. Refunds received, net of cash paid for taxes, were $0.2 million during the nine months ended September 30, 2012.

5.	Goodwill and Intangible Assets

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination. All of our goodwill is recorded in our Packaging segment. The carrying amount of goodwill at September 30, 2013, and December 31, 2012, was $160.2 million and $160.1 million, respectively. Goodwill is affected by foreign currency translation.

Intangible Assets

Intangible assets consist of customer relationships, trademarks and trade names, technology, and noncompete agreements. We had $139.9 million and $147.6 million of intangible assets at September 30, 2013, and December 31, 2012, net of $33.8 million and $26.3 million of accumulated amortization, respectively. During the three months ended September 30, 2013 and 2012, we recorded intangible asset amortization of $2.5 million and $3.0 million, respectively. During the nine months ended September 30, 2013 and 2012, we recorded intangible asset amortization of $7.8 million and $9.3 million, respectively. Foreign intangible assets are affected by foreign currency translation.

6.	Debt

At September 30, 2013, and December 31, 2012, our long-term debt and the interest rates on that debt were as follows (dollars in thousands):

	September 30, 2013		December 31, 2012
	Amount	Interest Rate	Amount	Interest Rate
Revolving credit facility, due 2016	$—	—%	$5,000	2.21%
Tranche A term loan, due 2016	175,000	2.18	175,000	2.22
9% senior notes, due 2017	300,000	9.00	300,000	9.00
8% senior notes, due 2020	300,000	8.00	300,000	8.00

Long-term debt	775,000	7.07	780,000	7.05
Current portion of long-term debt	(20,000)	2.18	(10,000)	2.22

Long-term debt, less current portion	$755,000	7.20%	$770,000	7.11%

As of September 30, 2013, our debt consisted of the following:

•	The Revolving Credit Facility: A five-year nonamortizing $500 million senior secured revolving credit facility with variable annual interest. In addition to paying interest, we pay an annual commitment fee for undrawn amounts at a rate of either 0.35% or 0.50% depending on our total leverage ratio.

•	The Tranche A Term Loan Facility (Term Loan Facility): A five-year amortizing $200 million senior secured loan facility with variable annual interest.

•	The 9% Senior Notes: An eight-year nonamortizing $300 million senior unsecured debt obligation with fixed annual interest of 9%.

•	The 8% Senior Notes: A ten-year nonamortizing $300 million senior unsecured debt obligation with fixed annual interest of 8%.

Under our Credit Facilities (the Revolving Credit Facility together with the Term Loan Facility) we elect whether interest on our Term Loan and, separately, interest under any Revolving Credit Facility is based on an alternative base rate or the London Interbank Offered Rate (LIBOR), plus an applicable spread based on our total leverage ratio. Our total leverage ratio is essentially our total net debt divided by our trailing four quarters of Adjusted Consolidated EBITDA (as defined in the Credit Agreement). Based on our current one-month LIBOR election, at September 30, 2013, the interest rate on our Credit Facilities was LIBOR plus 200 basis points, and we pay interest on the Credit Facilities monthly in arrears.

At September 30, 2013, we had no borrowings outstanding under our Revolving Credit Facility and had availability of $493.0 million, which is net of outstanding letters of credit of $7.0 million. The maximum borrowings under our Revolving Credit Facility for the nine months ended September 30, 2013, was $5.0 million, and the weighted average was $0.5 million. For the nine months ended September 30, 2013, the average interest rate for our outstanding borrowings under our Revolving Credit Facility was 2.21%.

The Credit Facilities and Senior Note indentures contain certain restrictions relating to dividend payments, capital expenditures, financial ratios, guarantees, and the incurrence of additional indebtedness, which are discussed in Note 8, Debt, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K. Under our Credit Facilities and the indentures governing our Senior Notes, a dividend may be paid if it does not exceed our permitted restricted payment amount, which is calculated as the sum of 50% of our net income for distributions, together with other amounts as specified in the Credit Facilities and indentures. At September 30, 2013, the available restricted payment amount under our 8% Senior Notes indenture, which is more restrictive than our Credit Agreement and our 9% Senior Notes indenture, was approximately $119.3 million. To the extent we do not have adequate surplus or net profits, or available restricted payment amounts, we will be prohibited from paying dividends.

The Credit Facilities require the proceeds from asset sales, subject to specified exceptions and casualty insurance, be used to pay down outstanding borrowings.

For the nine months ended September 30, 2013 and 2012, cash payments for interest were $29.9 million and $30.3 million, respectively.

With the exception of the Credit Facilities, our debt is fixed-rate debt. At September 30, 2013, the book value of our fixed-rate debt was $600.0 million, and the fair value was estimated to be $654.8 million. The difference between the book value and fair value is due to the difference between the period-end market interest rate and the stated rate of our fixed-rate, long-term debt. We estimated the fair value of our fixed-rate debt using quoted market prices (Level 1 inputs), discussed further in Note 7, Financial Instruments.

PCA assumed all outstanding debt of Boise Inc. in connection with the Merger described in Note 19, Subsequent Event—PCA Merger.

7.	Financial Instruments

Our primary objective in holding derivative financial instruments is to manage cash flow risk. We do not use derivative instruments for speculative purposes.

We enter into transactions to hedge the variable cash flow risk of natural gas purchases. At September 30, 2013, these derivatives included caps and call spreads, which we account for as economic hedges, and swaps, which are designated and accounted for as cash flow hedges. As of September 30, 2013, we had entered into derivative instruments related to the following approximate percentages of our forecasted natural gas purchases:

	October 2013	November 2013 Through March 2014	April 2014 Through October 2014	November 2014 Through March 2015	April 2015 Through October 2015	November 2015 Through March 2016	April 2016 Through October 2016
Approximate percent hedged	79%	58%	52%	45%	37%	22%	21%

Economic Hedges

For derivative instruments that are not designated as cash flow hedges for accounting purposes, the gain or loss on the derivatives is recognized in “Materials, labor, and other operating expenses (excluding depreciation)” in the Consolidated Statements of Operations. During the three and nine months ended September 30, 2013 and 2012, we recognized an insignificant amount of expense and/or income related to natural gas contracts we account for as economic hedges.

Cash Flow Hedges

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of “Accumulated other comprehensive income (loss)” on our Consolidated Balance Sheets and is recognized in “Materials, labor, and other operating expenses (excluding depreciation)” in our Consolidated Statements of Operations in the period in which the hedged transaction affects earnings. Financial instruments designated as cash flow hedges are assessed both at inception and quarterly thereafter to ensure they are effective in offsetting changes in the cash flows of the related underlying exposures. The fair value of the instruments is reclassified out of “Accumulated other comprehensive income (loss)” to earnings if the hedge ceases to be highly effective or if the hedged transaction is no longer probable. At September 30, 2013, and December 31, 2012, we had $0.6 million and $1.2 million of losses, respectively, net of tax, recorded in “Accumulated other comprehensive income (loss)” on our Consolidated Balance Sheets related to our natural gas contracts.

The effects of our cash flow hedging instruments on our Consolidated Balance Sheets and Consolidated Statements of Operations were as follows (dollars in thousands):

	(Gain) Loss Recognized in Accumulated Other Comprehensive Income				(Gain) Loss Reclassified From Accumulated Other Comprehensive Income Into Earnings
	Three Months Ended September 30		Nine Months Ended September 30		Three Months Ended September 30		Nine Months Ended September 30
	2013(a)	2012	2013	2012	2013	2012	2013	2012
Natural gas contracts	$(180)	$(2,919)	$(1,134)	$(1,688)	$(72)	$389	$(67)	$2,701

(a)	Based on September 30, 2013, pricing, the estimated loss, net of tax, to be recognized in earnings during the next 12 months is $0.6 million.

Fair Value Measurements

The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) establishes a fair value hierarchy, which prioritizes the inputs of valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (Level 1) and the lowest priority to unobservable inputs (Level 3). Where applicable, we use quoted prices in active markets for identical assets or liabilities to determine fair value (Level 1). If quoted prices in active markets for identical assets or liabilities are not available to determine fair value, we use quoted prices for similar assets and liabilities or inputs that are observable either directly or indirectly (Level 2). If quoted prices for identical or similar assets are not available or are unobservable, we may use internally developed valuation models, whose inputs include bid prices and third-party valuations utilizing underlying asset assumptions (Level 3). Outstanding financial derivative instruments expose us to credit loss in the event of nonperformance by the counterparties to the agreements. We monitor credit ratings of counterparties to the agreements, which are large financial institutions, to consider the impact, if any, on the determination of fair value. No significant adjustments were made in any periods presented.

Fair Values of Derivative Instruments

At September 30, 2013, and December 31, 2012, the fair value of our financial instruments was determined based on New York Mercantile Exchange (NYMEX) price quotations under the terms of the contracts, using current market information as of the reporting date. The derivatives were valued by us using third-party valuations based on quoted prices for similar assets and liabilities. Accordingly, all of our fair value measurements use Level 2 inputs.

We offset asset and liability balances, by counterparty, where legal right of offset exists. Our derivative contracts provide for netting of like transactions in the event a counterparty defaults or upon termination. No collateral was received or pledged in connection with these agreements. The following table presents the fair value of these instruments at September 30, 2013, and December 31, 2012 (dollars in thousands):

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets

	September 30, 2013
Instruments in a net liability position, by counterparty (a)
Cash flow hedges	$(1,314)	$16	$(1,298)
Economic hedges	(2,373)	310	(2,063)

Total	$(3,687)	$326	$(3,361)

	December 31, 2012
Instruments in a net liability position, by counterparty (a)
Cash flow hedges	$(2,568)	$203	$(2,365)
Economic hedges	(2,582)	385	(2,197)

Total	$(5,150)	$588	$(4,562)

(a)	At September 30, 2013, $1.9 million was recorded in “Accrued liabilities, Other” and $1.5 million was recorded in “Other long-term liabilities.” At December 31, 2012, amounts were $4.1 million and $0.5 million, respectively.

8.	Retirement and Benefit Plans

The components of net periodic benefit cost are as follows (dollars in thousands):

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Service cost	$646	$647	$1,777	$2,087
Interest cost	6,034	6,135	17,970	18,460
Expected return on plan assets	(7,245)	(6,856)	(21,898)	(20,435)
Amortization of actuarial loss	2,310	2,444	6,645	7,661
Amortization of prior service costs and other	—	3	—	8
Curtailment loss	—	1,059	271	1,125

Net periodic benefit cost	$1,745	$3,432	$4,765	$8,906

Our funding practice for our pension plans is to contribute amounts sufficient to meet legal funding requirements, plus any additional amounts that we determine to be appropriate considering the funded status of the plans, tax deductibility, our cash flows from operations, and other factors.

9.	Share-based Compensation

Our shareholders have approved the Boise Inc. Incentive and Performance Plan (the Plan), which authorizes awards of share-based compensation, such as restricted stock, restricted stock units, performance units payable in stock, and stock options. These awards are at the discretion of the Compensation Committee of our board of directors, and they vest and expire in accordance with terms established at the time of grant. Most awards under the Plan are eligible to participate in dividend or dividend equivalent payments, if any, which we accrue to be paid when the awards vest.

Shares issued pursuant to awards under the Plan are from our authorized but unissued shares or from treasury shares. The maximum number of shares approved for grant under the Plan is 17.2 million shares. As of September 30, 2013, 7.8 million shares remained available for future issuance under the Plan. Share-based compensation costs in BZ Intermediate’s financial statements represent expenses for restricted stock, restricted stock units, stock options, and performance units of Boise Inc., which have been pushed down to BZ Intermediate for accounting purposes. Additional information regarding the Plan and awards can be found in Note 11, Share-Based Compensation, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

Restricted Stock and Performance Units

Members of management and our directors have been granted restricted stock and restricted stock units (collectively restricted stock), the majority of which are subject to an EBITDA (earnings before interest, taxes, and depreciation, amortization, and depletion) goal and all of which are subject to service-based vesting restrictions. These awards generally vest over a three-year period. The fair values of our restricted stock awards were based on the closing market price of our common stock on the date of grant, and compensation expense is recorded over the awards’ vesting period.

Members of management have been granted performance units, with some measured based on our return on net operating assets (RONOA) and others based on our comparative total stockholder return (TSR awards). The number of RONOA performance units awarded is subject to adjustment based on the two-year average RONOA. Because the RONOA component contains a performance condition, we record compensation expense, net of estimated forfeitures, over the requisite service period based on the most probable number of awards expected to vest. Any shares not vested are forfeited. The fair values of the RONOA performance units were based on the closing market price of our common stock on the date of grant, and compensation expense is recorded over the awards’ vesting period.

Market-condition awards, or TSR awards, have been granted to members of management. Each TSR award reflects a target number of shares that may be issued to the award recipient. The actual number of shares the recipient receives is determined at the end of a three-year performance period based on total stockholder return relative to a set of comparator companies. Market-condition awards represent a more difficult threshold to meet before payout, with greater uncertainty that the market condition will be satisfied; therefore, these awards have a lower fair value than those that vest based primarily on the passage of time. Compensation expense is required to be recognized for these awards regardless of when, if ever, the market condition is satisfied. Compensation expense is recorded over the awards’ vesting period.

The following table presents the range of assumptions used to calculate, using a Monte Carlo simulation, the fair value of the TSR awards granted during the nine months ended September 30, 2013:

Expected volatility	43.79%	-	44.62%
Stock price on grant date	$8.63	-	$8.87
Risk-free interest rate	0.37%	-	0.39%
Expected term (years)	2.5	-	2.8
Expected dividend yield	— %	-	— %

The following table presents restricted stock, RONOA performance award, and TSR award activity for the nine months ended September 30, 2013 (shares in thousands):

	Restricted Stock		RONOA Performance Awards		TSR Market-Condition Awards
	Nonvested Shares	Weighted Average Grant-Date Fair Value	Nonvested Shares	Weighted Average Grant-Date Fair Value	Nonvested Shares	Weighted Average Grant-Date Fair Value
Outstanding at December 31, 2012 (a)	636	$6.66	489	$7.90	—	$—
Granted	422	8.61	264	8.69	236	8.54
Vested	(231)	8.52	(93)	8.53	—	—
Forfeited	(10)	8.50	(6)	8.53	—	—

Outstanding at September 30, 2013 (a)	817	$7.12	654	$8.13	236	$8.54

(a)	Outstanding awards include all nonvested and nonforfeited awards.

Stock Options

In 2012 and 2011, we granted nonqualified stock options to members of management. The stock options generally vest and become exercisable over three years. Our stock options generally have a contractual term of zero years, meaning the option must be exercised by the holder before the tenth anniversary of the grant date. No options were granted during the nine months ended September 30, 2013.

The following is a summary of our stock option activity (number of options and aggregate intrinsic value in thousands):

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2012	841	$8.34
Exercised	—	—
Forfeited	—	—

Outstanding at September 30, 2013	841	$8.34	8.0	$3,576

Exercisable at September 30, 2013	335	$8.37	8.0	$1,417

Vested and expected to vest at September 30, 2013	829	$8.34	8.0	$3,527

Compensation Expense

Most of our share-based compensation expense was recorded in “General and administrative expenses” in our Consolidated Statements of Operations. Total recognized share-based compensation expense, net of estimated forfeitures, is as follows (dollars in thousands):

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Restricted stock	$814	$756	$2,091	$2,360
RONOA performance awards	532	609	1,504	1,314
TSR market-condition awards	157	—	337	—
Stock options	274	262	921	682

Total share-based compensation expense	$1,777	$1,627	$4,853	$4,356

In October, we recognized $9.0 million of expense when all share-based awards immediately vested due to the change in control in connection with PCA’s acquisition of Boise as described in Note 19, Subsequent Event—PCA Merger.

10.	Stockholders’ Equity

The following tables detail the changes in accumulated other comprehensive income (loss), net of tax, for the three and nine months ended September 30, 2013 and 2012, respectively.

	Changes in Accumulated Other Comprehensive Income (Loss)
	Three Months Ended September 30, 2013
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(725)	$(640)	$(97,443)	$288	$(98,520)
Other comprehensive income before reclassification, net of tax	1,010	111	—	—	1,121
Amounts reclassified from accumulated other comprehensive income (loss), net of tax	—	(44)	1,424	(24)	1,356

Ending balance	$285	$(573)	$(96,019)	$264	$(96,043)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Three Months Ended September 30, 2012
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(1,804)	$(3,037)	$(114,931)	$223	$(119,549)
Other comprehensive income before reclassification, net of tax	970	1,794	—	—	2,764
Amounts reclassified from accumulated other comprehensive income (loss), net of tax	—	239	1,505	(5)	1,739

Ending balance	$(834)	$(1,004)	$(113,426)	$218	$(115,046)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Nine Months Ended September 30, 2013
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(302)	$(1,230)	$(100,108)	$336	$(101,304)
Other comprehensive income before reclassification, net of tax	587	698	—	—	1,285
Amounts reclassified from accumulated other comprehensive income (loss), net of tax	—	(41)	4,089	(72)	3,976

Ending balance	$285	$(573)	$(96,019)	$264	$(96,043)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Nine Months Ended September 30, 2012
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(352)	$(3,702)	$(118,141)	$233	$(121,962)
Other comprehensive income (loss) before reclassification, net of tax	(482)	1,038	—	—	556
Amounts reclassified from accumulated other comprehensive income (loss), net of tax	—	1,660	4,715	(15)	6,360

Ending balance	$(834)	$(1,004)	$(113,426)	$218	$(115,046)

	Reclassifications Out of Accumulated Other Comprehensive Income
	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
(Gains) losses on cash flow hedges
Natural gas contracts (a)	$(72)	$389	$(67)	$2,701
Tax expense (benefit)	28	(150)	26	(1,041)

Net of tax	$(44)	$239	$(41)	$1,660

Pension benefits
Amortization of prior service cost	$—	$3	$—	$8
Amortization of actuarial loss	2,310	2,444	6,645	7,661

Total before tax (b)	2,310	2,447	6,645	7,669
Tax benefit	(886)	(942)	(2,556)	(2,954)

Net of tax	$1,424	$1,505	$4,089	$4,715

Other	$(39)	$(8)	$(116)	$(24)
Tax expense	15	3	44	9

Net of tax	$(24)	$(5)	$(72)	$(15)

(a)	Amounts are recorded in “Materials, labor and other operating expenses (excluding depreciation)” in our Consolidated Statements of Operations.
(b)	Amounts are included in the computation of net periodic pension cost. For additional information, see Note 8, Retirement and Benefit Plans.

11.	Inventories

The majority of our inventories are valued at the lower of cost or market, where cost is based on the average cost method of inventory valuation. Manufactured inventories include costs for materials, labor, and factory overhead. Other inventories are valued at the lower of either standard cost, which approximates cost based on the actual first-in, first-out usage pattern, or market.

Inventories included the following (dollars in thousands):

	September 30, 2013	December 31, 2012
Finished goods	$144,114	$150,496
Work in process	45,220	41,575
Fiber	22,980	35,840
Other raw materials and supplies	65,854	66,573

	$278,168	$294,484

12.	Property and Equipment

Property and equipment consisted of the following asset classes (dollars in thousands):

	September 30, 2013	December 31, 2012
Land	$28,948	$28,899
Buildings and improvements	269,576	260,607
Machinery and equipment	1,530,300	1,479,212
Construction in progress	81,055	46,538

	1,909,879	1,815,256
Less accumulated depreciation	(702,613)	(592,255)

	$1,207,266	$1,223,001

Depreciation expense for the three months ended September 30, 2013 and 2012, was $38.8 million and $32.9 million, respectively. During the nine months ended September 30, 2013 and 2012, depreciation expense was $116.9 million and $98.4 million, respectively. We periodically assess the estimated useful lives of our assets. Changes in circumstances, such as changes to our operational or capital strategy, changes in regulations, or technological advances, may result in the actual useful lives differing from our estimates. Revisions to the estimated useful lives of assets requires judgment and constitutes a change in accounting estimate, which is accounted for prospectively by adjusting or accelerating depreciation and amortization rates. During the three and nine months ended September 30, 2013, we recognized $4.4 million and $15.2 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota. See Note 2, Restructuring Costs, for more information.

At September 30, 2013 and December 31, 2012, purchases of property and equipment included in accounts payable were $13.2 million and $10.8 million, respectively.

13.	Leases

We lease some of our facilities, as well as other property and equipment, under operating leases. For purposes of determining straight-line rent expense, the lease term is calculated from the date of possession of the facility, including any periods of free rent and any renewal option periods that are reasonably assured of being exercised. Straight-line rent expense is also adjusted to reflect any allowances or reimbursements provided by the lessor. Rental expense for operating leases was $7.0 million and $7.3 million for the three months ended September 30, 2013 and 2012, respectively. During the nine months ended September 30, 2013 and 2012, rental expense was $21.2 million and $22.0 million, respectively. Sublease rental income was not material in any of the periods presented.

14.	Concentrations of Risk

Business

Our largest customer is OfficeMax Incorporated (OfficeMax). Following a merger in late 2013, OfficeMax is now a wholly-owned subsidiary of Office Depot, Inc. This relationship exposes us to a significant concentration of business and financial risk. Sales to OfficeMax were $119.0 million and $121.6 million, respectively, during the three months ended September 30, 2013 and 2012, representing 18% and 19% of total sales for those periods. Sales to OfficeMax were $354.1 million and $373.5 million, respectively, during the nine months ended September 30, 2013 and 2012, representing 19% of total sales for both periods. At September 30, 2013, and December 31, 2012, we had $44.1 million and $39.5 million, respectively, of accounts receivable due from OfficeMax, which represented 17% and 16%, respectively, of our total company receivables.

We cannot predict how the merger between OfficeMax and Office Depot will affect our business. Significant increases in paper purchases would intensify the concentration of risk. Significant reductions in paper purchases would cause our paper business to expand its customer base and could potentially decrease its profitability if new customer sales required either a decrease in pricing and/or an increase in cost of sales. Any significant deterioration in the financial condition of the post-merger entity affecting the ability to pay or causing a significant change in the willingness to continue to purchase our products could harm our business and results of operations.

Labor

At September 30, 2013, we had approximately 5,000 employees, and approximately 50% of these employees worked pursuant to collective bargaining agreements. Approximately 8% of our employees work pursuant to collective bargaining agreements that will expire within the next 12 months.

15.	Transactions With Related Party

Related-Party Sales

Louisiana Timber Procurement Company, L.L.C. (LTP) is a variable-interest entity that is 50% owned by Boise Inc. and 50% owned by Boise Cascade Company (Boise Cascade). LTP procures sawtimber, pulpwood, residual chips, and other residual wood fiber to meet the wood and fiber requirements of Boise Inc. and Boise Cascade in Louisiana. We are the primary beneficiary of LTP, as we have the power to direct the activities that most significantly affect the economic performance of LTP. Therefore, we consolidate LTP in our financial statements in our Packaging segment. The carrying amounts of LTP’s assets and liabilities (which relate primarily to noninventory working capital items) on our Consolidated Balance Sheets were both $5.0 million and $4.0 million at September 30, 2013, and December 31, 2012, respectively. During the three months ended September 30, 2013 and 2012, we recorded $18.1 million and $14.1 million, respectively, and during the nine months ended September 30, 2013 and 2012, we recorded $50.7 million and $44.7 million, respectively, of LTP sales to Boise Cascade in “Sales, Related party” in the Consolidated Statements of Operations and approximately the same amount of expenses in “Materials, labor, and other operating expenses (excluding depreciation).” The sales were at prices designed to approximate market prices.

Related-Party Costs and Expenses

During the three months ended September 30, 2013 and 2012, fiber purchases from a related party were $5.0 million and $5.3 million, respectively, and during the nine months ended September 30, 2013 and 2012, fiber purchases from a related party were $16.5 million and $14.7 million, respectively. Most of these purchases related to log and chip purchases by LTP from Boise Cascade’s wood products business. Costs associated with these purchases were recorded as “Fiber costs from related party” in the Consolidated Statements of Operations.

16.	Segment Information

We operate and report our business in three reportable segments: Packaging, Paper, and Corporate and Other (support services). These segments represent distinct businesses that are managed separately because of differing products and services. Each of these businesses requires distinct operating and marketing strategies. Management reviews the performance of the Company based on these segments. There are no differences in our basis of segmentation or in our basis of measurement of segment profit or loss from those disclosed in Note 17, Segment Information, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

An analysis of operations by segment is as follows (dollars in millions):

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion (c)	EBITDA (e)
Three Months Ended September 30, 2013	Trade	Related Party	Inter- segment	Total
Packaging (a)	$292.7	$18.1	$0.5	$311.3	$34.2	$16.3	$50.5
Paper (a)	332.8	—	22.6	355.4	14.3	26.0	40.3
Corporate and Other (b)	7.6	—	8.8	16.5	(7.4)	1.3	(6.2)
Intersegment eliminations	—	—	(31.9)	(31.9)	—	—	—

	$633.1	$18.1	$—	$651.2	41.0	$43.5	$84.5

Interest expense, net					(15.4)

					$25.7

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion	EBITDA (e)
Three Months Ended September 30, 2012	Trade	Related Party	Inter- segment	Total
Packaging	$270.9	$14.1	$0.7	$285.7	$22.7	$14.8	$37.5
Paper (d)	352.0	—	18.0	370.0	5.5	21.8	27.3
Corporate and Other	8.2	—	8.5	16.8	(6.5)	0.9	(5.6)
Intersegment eliminations	—	—	(27.2)	(27.2)	—	—	—

	$631.1	$14.1	$—	$645.2	21.6	$37.5	$59.2

Interest expense, net					(15.5)

					$6.2

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion (c)	EBITDA (e)
Nine Months Ended September 30, 2013	Trade	Related Party	Inter- segment	Total
Packaging (a)	$846.3	$50.7	$1.9	$898.9	$66.3	$49.4	$115.7
Paper (a)	959.5	—	63.5	1,023.0	24.0	77.8	101.8
Corporate and Other (b)	23.4	—	25.0	48.5	(24.7)	3.7	(21.0)
Intersegment eliminations	—	—	(90.4)	(90.4)	—	—	—

	$1,829.2	$50.7	$—	$1,879.9	65.7	$130.9	$196.5

Interest expense, net					(46.2)

					$19.5

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion	EBITDA (e)
Nine Months Ended September 30, 2012	Trade	Related Party	Inter- segment	Total
Packaging	$796.0	$44.7	$2.1	$842.8	$70.0	$45.5	$115.5
Paper (d)	1,063.0	—	52.6	1,115.6	59.0	64.3	123.3
Corporate and Other	24.1	—	28.0	52.1	(19.6)	2.6	(17.0)
Intersegment eliminations	—	—	(82.6)	(82.6)	—	—	—

	$1,883.2	$44.7	$—	$1,927.9	109.3	$112.4	$221.7

Interest expense, net					(46.3)

					$63.2

(a)	During the three and nine months ended ended September 30, 2013, we recorded $2.9 million and $16.2 million, respectively, of pretax restructuring costs, of which $1.3 million and $13.6 million was recorded in our Paper segment, respectively, and related primarily to our plan to shut down two paper machines and an off-machine coater at our mill in International Falls, Minnesota, in early fourth quarter 2013. We recorded $1.6 million and $2.6 million of costs in our Packaging segment, during the three and nine months ended September 30, 2013, respectively, related to restructuring activities due to the conversion of a machine at our mill in DeRidder, Louisiana.
(b)	During the three and nine months ended September 30, 2013, we recorded $1.2 million and $3.2 million, respectively, of transaction-related costs in our Corporate and Other segment. Transaction-related costs include expenses associated with transactions, whether consummated or not. We explore strategic transactions to the extent we believe they may improve our competitive position or enhance shareholder value.
(c)	During the three and nine months ended September 30, 2013, we recognized $4.4 million and $15.2 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota. We recognized $3.4 million and $11.0 million of incremental depreciation expense in our Paper segment during the three and nine months ended September 30, 2013, respectively, and $1.0 million and $4.2 million of incremental depreciation expense, respectively, in our Packaging segment.
(d)	In September 2012, we committed to a plan to cease paper production on our one remaining paper machine (H2) at our St. Helens, Oregon, paper mill. For the three and nine months ended September 30, 2012, we recorded pretax charges totaling $31.3 million in our Paper segment.
(e)

EBITDA represents income (loss) before interest (interest expense and interest income), income tax provision (benefit), and depreciation, amortization, and depletion. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs given the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following is a reconciliation of net income to EBITDA for Boise Inc. and BZ Intermediate (dollars in millions):

	Three Months Ended September 30		Nine Months Ended September 30
	2013 (a)(b)	2012(d)	2013 (a)(b)	2012(d)
Net income	$17.8	$3.6	$14.4	$38.6
Interest expense, net	15.4	15.5	46.2	46.2
Income tax provision	7.8	2.6	5.1	24.6
Depreciation, amortization, and depletion (c)	43.5	37.5	130.9	112.4

EBITDA	$84.5	$59.2	$196.5	$221.7

17.	New and Recently Adopted Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We are currently assessing the impact the adoption of ASU 2014-09 will have on our financial position and results of operations.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU defines a discontinued operation as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The standard also requires additional disclosures about discontinued operations. This guidance is effective for annual and interim reporting periods beginning after December 15, 2014. We do not believe the adoption of this update will have a material effect on our financial position and results of operations.

In February 2013, the FASB issued ASU 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. This ASU requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, as the sum of (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. This ASU also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. We adopted the provisions of this guidance January 1, 2014, and it did not have a material effect on our financial position and results of operations.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU requires that liabilities related to unrecognized tax benefits offset deferred tax assets for net operating loss carryforwards, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations in which carryforwards cannot be used or the deferred tax asset is not intended to be used for such purpose, the unrecognized tax benefit should be recorded as a liability and should not offset deferred tax assets. We adopted the provisions of this guidance on December 31, 2013, and it did not have a significant effect on our financial position or results of operations.

There were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

18.	Commitments, Guarantees, Indemnifications, and Legal Proceedings

Commitments

We have financial commitments and obligations that arise in the ordinary course of our business. These include long-term debt, lease payments, derivative instruments, and obligations to purchase goods and services that are discussed in Note 8, Debt; Note 9, Financial Instruments; Note 14, Leases; and Note 18, Commitments, Guarantees, Indemnifications, and Legal Proceedings, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K. At September 30, 2013, there have been no material changes to commitments outside the normal course of business.

Guarantees and Indemnifications

We provide guarantees, indemnifications, and other assurances to third parties in the normal course of our business. These include tort indemnifications, environmental assurances, and representations and warranties in merger and acquisition agreements. At September 30, 2013, we are not aware of any material liabilities arising from any guarantee, indemnification, or financial assurance we have provided. If we determined such liability was probable and subject to reasonable determination, we would accrue for it at that time.

Legal Proceedings

We are a party to routine proceedings that arise in the course of our business; however, we are not currently a party to any legal proceedings or environmental claims we believe would have a material adverse effect on our financial position, results of operations, or liquidity, either individually or in the aggregate.

19.	Subsequent Event - PCA Merger

On September 16, 2013, we entered into an Agreement and Plan of Merger (the Merger Agreement) with Packaging Corporation of America (PCA), providing for the PCA acquisition of Boise Inc., whereby Boise Inc. would become a wholly owned subsidiary of PCA (the Merger).

The Boise Inc. Board of Directors unanimously approved the Merger Agreement and the transactions contemplated therein.

On October 25, 2013, the Merger was completed and PCA acquired 100% of the outstanding stock and voting equity interests of Boise for $2.1 billion including the assumption of debt. PCA paid $12.55 per share to shareholders, or $1.2 billion, net of $121.7 million of cash acquired, and assumed the fair value of Boise’s debt of $829.8 million.

20.	Consolidating Guarantor and Nonguarantor Financial Information

Our 9% and 8% Senior Notes were issued by Boise Paper Holdings and co-issuers Boise Co-Issuer Company and Boise Finance Company, respectively. The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by BZ Intermediate and each of its existing and, to the extent they become guarantors under the Credit Facilities, future subsidiaries other than: (i) Boise Paper Holdings and the co-issuers; (ii) Louisiana Timber Procurement Company, L.L.C.; and (iii) our foreign subsidiaries, including those acquired as part of the Hexacomb Acquisition. Each of the co-issuers of the Senior Notes and each of the subsidiaries of BZ Intermediate that is a guarantor thereof is 100% owned, directly or indirectly, by Boise Paper Holdings.

The following consolidating financial statements present the results of operations, comprehensive income, financial position, and cash flows of (i) BZ Intermediate Holdings LLC (parent); (ii) Boise Paper Holdings and co-issuers; (iii) guarantor subsidiaries; (iv) nonguarantor subsidiaries; and (v) eliminations to arrive at the information on a consolidated basis. Other than these consolidated financial statements and footnotes for Boise Inc. and BZ Intermediate, financial statements and other disclosures concerning the guarantors have not been presented. Management believes that such information is not material to investors and because the cancellation provisions of the guarantor subsidiaries’ guarantees are customary and do not permit a guarantor subsidiary to opt out of the obligation prior to or during the term of the debt. Under these cancellation provisions, each guarantor subsidiary is automatically released from its obligations as a guarantor upon the sale of the subsidiary or substantially all of its assets to a third party, the designation of the subsidiary as an unrestricted subsidiary for the purposes of the covenants included in the Senior Notes indentures, the release of the indebtedness under the indentures, or if the issuers exercise their legal defeasance option or discharge their obligations in accordance with the indentures.

In the following consolidating financial statements, the reclassifications to net income from accumulated other comprehensive income are recorded primarily in our guarantor subsidiaries. See Note 10, Stockholders’ Equity, for additional information related to reclassifications out of accumulated other comprehensive income.

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Three Months Ended September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$3,991	$615,863	$13,248	$—	$633,102
Intercompany	—	—	2,909	28,423	(31,332)	—
Related party	—	—	—	18,126	—	18,126

	—	3,991	618,772	59,797	(31,332)	651,228

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	3,797	483,857	51,973	(31,332)	508,295
Fiber costs from related party	—	—	—	5,009	—	5,009
Depreciation, amortization, and depletion	—	1,067	41,760	714	—	43,541
Selling and distribution expenses	—	—	29,626	449	—	30,075
General and administrative expenses	—	6,102	11,024	1,229	—	18,355
Restructuring costs	—	—	2,944	—	—	2,944
Other (income) expense, net	—	1,181	593	5	—	1,779

	—	12,147	569,804	59,379	(31,332)	609,998

Income (loss) from operations	—	(8,156)	48,968	418	—	41,230

Foreign exchange loss	—	(34)	(135)	(56)	—	(225)
Interest expense	—	(15,357)	—	—	—	(15,357)
Interest expense—intercompany	—	(63)	—	(19)	82	—
Interest income	—	(1)	6	—	—	5
Interest income—intercompany	—	14	68	—	(82)	—

	—	(15,441)	(61)	(75)	—	(15,577)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(23,597)	48,907	343	—	25,653
Income tax (provision) benefit	—	(7,739)	(11)	(70)	—	(7,820)

Income (loss) before equity in net income (loss) of affiliates	—	(31,336)	48,896	273	—	17,833
Equity in net income of affiliates	17,833	49,169	—	—	(67,002)	—

Net income	$17,833	$17,833	$48,896	$273	$(67,002)	$17,833

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Three Months Ended September 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$3,679	$614,838	$12,537	$—	$631,054
Intercompany	—	—	2,085	29,555	(31,640)	—
Related party	—	—	—	14,131	—	14,131

	—	3,679	616,923	56,223	(31,640)	645,185

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	2,859	483,198	48,431	(31,640)	502,848
Fiber costs from related party	—	—	—	5,266	—	5,266
Depreciation, amortization, and depletion	—	718	36,151	671	—	37,540
Selling and distribution expenses	—	—	29,640	375	—	30,015
General and administrative expenses	—	6,914	11,145	1,154	—	19,213
St. Helens charges	—	—	27,448	—	—	27,448
Other (income) expense, net	—	691	925	(107)	—	1,509

	—	11,182	588,507	55,790	(31,640)	623,839

Income (loss) from operations	—	(7,503)	28,416	433	—	21,346

Foreign exchange gain (loss)	—	339	(29)	(14)	—	296
Interest expense	—	(15,460)	—	2	—	(15,458)
Interest expense—intercompany	—	(49)	—	(14)	63	—
Interest income	—	—	3	—	—	3
Interest income—intercompany	—	14	49	—	(63)	—

	—	(15,156)	23	(26)	—	(15,159)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(22,659)	28,439	407	—	6,187
Income tax (provision) benefit	—	(2,777)	10	183	—	(2,584)

Income (loss) before equity in net income (loss) of affiliates	—	(25,436)	28,449	590	—	3,603
Equity in net income of affiliates	3,603	29,039	—	—	(32,642)	—

Net income	$3,603	$3,603	$28,449	$590	$(32,642)	$3,603

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Nine Months Ended September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$11,855	$1,778,707	$38,682	$—	$1,829,244
Intercompany	—	—	7,621	83,830	(91,451)	—
Related party	—	—	—	50,666	—	50,666

	—	11,855	1,786,328	173,178	(91,451)	1,879,910

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	11,284	1,432,010	148,410	(91,451)	1,500,253
Fiber costs from related party	—	—	—	16,474	—	16,474
Depreciation, amortization, and depletion	—	3,047	125,753	2,060	—	130,860
Selling and distribution expenses	—	—	91,401	1,287	—	92,688
General and administrative expenses	—	20,096	33,068	3,807	—	56,971
Restructuring costs	—	—	12,418	—	—	12,418
Other (income) expense, net	—	3,257	275	45	—	3,577

	—	37,684	1,694,925	172,083	(91,451)	1,813,241

Income (loss) from operations	—	(25,829)	91,403	1,095	—	66,669

Foreign exchange loss	—	(468)	(183)	(330)	—	(981)
Interest expense	—	(46,219)	—	(13)	—	(46,232)
Interest expense—intercompany	—	(166)	—	(58)	224	—
Interest income	—	—	19	20	—	39
Interest income—intercompany	—	41	183	—	(224)	—

	—	(46,812)	19	(381)	—	(47,174)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(72,641)	91,422	714	—	19,495
Income tax provision	—	(4,792)	(44)	(259)	—	(5,095)

Income (loss) before equity in net income (loss) of affiliates	—	(77,433)	91,378	455	—	14,400
Equity in net income of affiliates	14,400	91,833	—	—	(106,233)	—

Net income	$14,400	$14,400	$91,378	$455	$(106,233)	$14,400

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Nine Months Ended September 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$10,979	$1,835,446	$36,742	$—	$1,883,167
Intercompany	—	—	3,061	81,589	(84,650)	—
Related party	—	—	—	44,704	—	44,704

	—	10,979	1,838,507	163,035	(84,650)	1,927,871

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	9,916	1,446,917	140,307	(84,650)	1,512,490
Fiber costs from related party	—	—	—	14,678	—	14,678
Depreciation, amortization, and depletion	—	2,040	108,310	2,049	—	112,399
Selling and distribution expenses	—	—	90,487	738	—	91,225
General and administrative expenses	—	21,155	33,922	4,179	—	59,256
St. Helens charges	—	—	27,448	—	—	27,448
Other (income) expense, net	—	843	1,114	(367)	—	1,590

	—	33,954	1,708,198	161,584	(84,650)	1,819,086

Income (loss) from operations	—	(22,975)	130,309	1,451	—	108,785

Foreign exchange gain (loss)	—	342	47	166	—	555
Interest expense	—	(46,258)	—	2	—	(46,256)
Interest expense—intercompany	—	(144)	—	(42)	186	—
Interest income	—	48	53	—	—	101
Interest income—intercompany	—	42	144	—	(186)	—

	—	(45,970)	244	126	—	(45,600)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(68,945)	130,553	1,577	—	63,185
Income tax provision	—	(24,406)	(13)	(163)	—	(24,582)

Income (loss) before equity in net income (loss) of affiliates	—	(93,351)	130,540	1,414	—	38,603
Equity in net income of affiliates	38,603	131,954	—	—	(170,557)	—

Net income	$38,603	$38,603	$130,540	$1,414	$(170,557)	$38,603

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Three Months Ended September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$17,833	$17,833	$48,896	$273	$(67,002)	$17,833
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	1,010	—	1,010
Cash flow hedges:
Change in fair value	—	111	—	—	—	111
Gain included in net income	—	(44)	—	—	—	(44)
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	1,424	—	—	—	1,424
Other	—	(24)	—	—	—	(24)
Equity in other comprehensive income of affiliates	2,477	1,010	—	—	(3,487)	—

	2,477	2,477	—	1,010	(3,487)	2,477

Comprehensive income	$20,310	$20,310	$48,896	$1,283	$(70,489)	$20,310

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Three Months Ended September 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$3,603	$3,603	$28,449	$590	$(32,642)	$3,603
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	970	—	970
Cash flow hedges:
Change in fair value	—	1,794	—	—	—	1,794
Loss included in net income	—	239	—	—	—	239
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	1,500	—	—	—	1,500
Other	—	—	—	—	—	—
Equity in other comprehensive income of affiliates	4,503	970	—	—	(5,473)	—

	4,503	4,503	—	970	(5,473)	4,503

Comprehensive income	$8,106	$8,106	$28,449	$1,560	$(38,115)	$8,106

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Nine Months Ended September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$14,400	$14,400	$91,378	$455	$(106,233)	$14,400
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	587	—	587
Cash flow hedges:
Change in fair value	—	698	—	—	—	698
Gain included in net income	—	(41)	—	—	—	(41)
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	4,089	—	—	—	4,089
Other	—	(72)	—	—	—	(72)
Equity in other comprehensive income of affiliates	5,261	587	—	—	(5,848)	—

	5,261	5,261	—	587	(5,848)	5,261

Comprehensive income	$19,661	$19,661	$91,378	$1,042	$(112,081)	$19,661

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Nine Months Ended September 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$38,603	$38,603	$130,540	$1,414	$(170,557)	$38,603
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	(482)	—	(482)
Cash flow hedges:
Change in fair value	—	1,038	—	—	—	1,038
Loss included in net income	—	1,660	—	—	—	1,660
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	4,715	—	—	—	4,715
Other	—	(15)	—	—	—	(15)
Equity in other comprehensive income of affiliates	6,916	(482)	—	—	(6,434)	—

	6,916	6,916	—	(482)	(6,434)	6,916

Comprehensive income	$45,519	$45,519	$130,540	$932	$(176,991)	$45,519

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Current
Cash and cash equivalents	$—	$111,571	$8	$6,048	$—	$117,627
Receivables
Trade, less allowances	—	1,278	255,378	9,992	—	266,648
Intercompany	—	3,348	312	2,879	(6,539)	—
Other	—	2,711	5,168	1,935	—	9,814
Inventories	—	11	273,340	4,817	—	278,168
Deferred income taxes	—	13,978	—	—	—	13,978
Prepaid and other	—	12,492	2,789	930	—	16,211

	—	145,389	536,995	26,601	(6,539)	702,446

Property
Property and equipment, net	—	9,330	1,185,429	12,507	—	1,207,266
Fiber farms	—	—	26,565	—	—	26,565

	—	9,330	1,211,994	12,507	—	1,233,831

Deferred financing costs	—	23,208	—	—	—	23,208
Goodwill	—	—	153,576	6,668	—	160,244
Intangible assets, net	—	—	126,047	13,834	—	139,881
Investments in affiliates	786,569	1,730,548	—	—	(2,517,117)	—
Intercompany notes receivable	—	3,400	1,524	—	(4,924)	—
Other assets	—	6,331	464	183	—	6,978

Total assets	$786,569	$1,918,206	$2,030,600	$59,793	$(2,528,580)	$2,266,588

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at September 30, 2013 (continued)

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$—	$20,000	$—	$—	$—	$20,000
Accounts payable
Trade	—	9,991	186,627	6,851	—	203,469
Intercompany	—	217	2,652	3,670	(6,539)	—
Accrued liabilities
Compensation and benefits	—	21,910	47,051	1,637	—	70,598
Interest payable	—	23,257	—	—	—	23,257
Other	—	2,773	21,106	2,217	—	26,096

	—	78,148	257,436	14,375	(6,539)	343,420

Debt
Long-term debt, less current portion	—	755,000	—	—	—	755,000
Intercompany notes payable	—	—	—	4,924	(4,924)	—

	—	755,000	—	4,924	(4,924)	755,000

Other
Deferred income taxes	—	133,446	53,497	3,320	—	190,263
Compensation and benefits	—	115,849	76	—	—	115,925
Other long-term liabilities	—	49,194	26,031	186	—	75,411

	—	298,489	79,604	3,506	—	381,599

Commitments and contingent liabilities

Capital
Business unit equity	882,614	882,613	1,693,560	36,705	(2,612,880)	882,612
Accumulated other comprehensive income (loss)	(96,045)	(96,044)	—	283	95,763	(96,043)

	786,569	786,569	1,693,560	36,988	(2,517,117)	786,569

Total liabilities and capital	$786,569	$1,918,206	$2,030,600	$59,793	$(2,528,580)	$2,266,588

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at December 31, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Current
Cash and cash equivalents	$—	$40,801	$516	$8,390	$—	$49,707
Receivables
Trade, less allowances	—	1,458	230,178	8,823	—	240,459
Intercompany	—	2,234	1,580	2,670	(6,484)	—
Other	—	2,880	4,266	1,121	—	8,267
Inventories	—	3	291,065	3,416	—	294,484
Deferred income taxes	—	17,955	—	—	—	17,955
Prepaid and other	—	6,952	1,021	855	—	8,828

	—	72,283	528,626	25,275	(6,484)	619,700

Property
Property and equipment, net	—	7,930	1,203,384	11,687	—	1,223,001
Fiber farms	—	—	24,311	—	—	24,311

	—	7,930	1,227,695	11,687	—	1,247,312

Deferred financing costs	—	26,677	—	—	—	26,677
Goodwill	—	—	153,576	6,554	—	160,130
Intangible assets, net	—	—	133,115	14,449	—	147,564
Investments in affiliates	756,683	1,778,531	—	—	(2,535,214)	—
Intercompany notes receivable	—	3,400	1,524	—	(4,924)	—
Other assets	—	5,992	902	135	—	7,029

Total assets	$756,683	$1,894,813	$2,045,438	$58,100	$(2,546,622)	$2,208,412

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at December 31, 2012 (continued)

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$—	$10,000	$—	$—	$—	$10,000
Accounts payable
Trade	—	18,547	160,152	6,379	—	185,078
Intercompany	—	571	2,090	3,842	(6,503)	—
Accrued liabilities
Compensation and benefits	—	22,206	47,605	1,139	—	70,950
Interest payable	—	10,516	—	—	—	10,516
Other	—	3,773	14,033	2,703	19	20,528

	—	65,613	223,880	14,063	(6,484)	297,072

Debt
Long-term debt, less current portion	—	770,000	—	—	—	770,000
Intercompany notes payable	—	—	—	4,924	(4,924)	—

	—	770,000	—	4,924	(4,924)	770,000

Other
Deferred income taxes	—	132,841	53,497	3,485	—	189,823
Compensation and benefits	—	121,606	76	—	—	121,682
Other long-term liabilities	—	48,070	24,932	150	—	73,152

	—	302,517	78,505	3,635	—	384,657

Commitments and contingent liabilities

Capital
Business unit equity	857,987	857,987	1,743,053	35,779	(2,636,819)	857,987
Accumulated other comprehensive loss	(101,304)	(101,304)	—	(301)	101,605	(101,304)

	756,683	756,683	1,743,053	35,478	(2,535,214)	756,683

Total liabilities and capital	$756,683	$1,894,813	$2,045,438	$58,100	$(2,546,622)	$2,208,412

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Cash Flows

For the Nine Months Ended September 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operations
Net income	$14,400	$14,400	$91,378	$455	$(106,233)	$14,400
Items in net income not using (providing) cash
Equity in net income of affiliates	(14,400)	(91,833)	—	—	106,233	—
Depreciation, depletion, and amortization of deferred financing costs and other	—	6,806	125,753	2,060	—	134,619
Share-based compensation expense	—	4,853	—	—	—	4,853
Pension expense	—	4,765	—	—	—	4,765
Deferred income tax provision	—	(10,389)	—	(193)	—	(10,582)
Restructuring costs	—	—	11,486	—	—	11,486
Other	—	468	1,290	567	—	2,325
Decrease (increase) in working capital
Receivables	—	(549)	(19,970)	(1,960)	55	(22,424)
Inventories	—	(8)	14,605	(1,400)	—	13,197
Prepaid expenses	—	1,329	(1,768)	(64)	—	(503)
Accounts payable and accrued liabilities	—	1,222	25,964	428	(55)	27,559
Increase in income tax liabilities	—	8,462	1	275	—	8,738
Pension payments	—	(5,133)	—	—	—	(5,133)
Other	—	1,404	(683)	(45)	—	676

Cash provided by (used for) operations	—	(64,203)	248,056	123	—	183,976

Cash provided by (used for) investment
Expenditures for property and equipment	—	(5,039)	(109,546)	(2,135)	—	(116,720)
Other	—	(468)	1,853	(754)	—	631

Cash used for investment	—	(5,507)	(107,693)	(2,889)	—	(116,089)

Cash provided by (used for) financing
Payments of long-term debt	—	(5,000)	—	—	—	(5,000)
Payments (to) from Boise Inc., net	5,077		—	—	—	5,077
Due to (from) affiliates	(5,077)	145,480	(140,871)	468	—	—
Other	—	—	—	(44)	—	(44)

Cash provided by (used for) financing	—	140,480	(140,871)	424	—	33

Increase (decrease) in cash and cash equivalents	—	70,770	(508)	(2,342)	—	67,920
Balance at beginning of the period	—	40,801	516	8,390	—	49,707

Balance at end of the period	$—	$111,571	$8	$6,048	$—	$117,627

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Cash Flows

For the Nine Months Ended September 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operations
Net income	$38,603	$38,603	$130,540	$1,414	$(170,557)	$38,603
Items in net income not using (providing) cash
Equity in net income of affiliates	(38,603)	(131,954)	—	—	170,557	—
Depreciation, depletion, and amortization of deferred financing costs and other	—	5,560	108,310	2,049	—	115,919
Share-based compensation expense	—	4,356	—	—	—	4,356
Pension expense	—	7,847	1,059	—	—	8,906
Deferred income tax provision	—	20,982	—	(225)	—	20,757
St. Helens charges	—	—	28,371	—	—	28,371
Other	—	(121)	1,112	(166)	—	825
Decrease (increase) in working capital
Receivables	—	(1,978)	(28,323)	(3,961)	4,080	(30,182)
Inventories	—	—	(15,309)	(530)	—	(15,839)
Prepaid expenses	—	(626)	(2,463)	(507)	—	(3,596)
Accounts payable and accrued liabilities	—	4,632	16,767	3,609	(4,080)	20,928
Increase (decrease) in income tax liabilities	—	1,640	(1)	(48)	—	1,591
Pension payments	—	(27,240)	—	—	—	(27,240)
Other	—	2,585	(905)	195	—	1,875

Cash provided by (used for) operations	—	(75,714)	239,158	1,830	—	165,274

Cash provided by (used for) investment
Expenditures for property and equipment	—	(3,048)	(78,656)	(589)	—	(82,293)
Other	—	342	329	477	—	1,148

Cash used for investment	—	(2,706)	(78,327)	(112)	—	(81,145)

Cash provided by (used for) financing
Payments of long-term debt	—	(25,000)	—	—	—	(25,000)
Payments (to) from Boise Inc., net	(52,585)	—	—	—	—	(52,585)
Due to (from) affiliates	52,585	115,007	(169,108)	1,516	—	—
Other	—	(246)	—	(918)	—	(1,164)

Cash provided by (used for) financing	—	89,761	(169,108)	598	—	(78,749)

Increase (decrease) in cash and cash equivalents	—	11,341	(8,277)	2,316	—	5,380
Balance at beginning of the period	—	82,532	9,737	4,727	—	96,996

Balance at end of the period	$—	$93,873	$1,460	$7,043	$—	$102,376